IMPORTANT NOTICE:
THIS LETTER SETS OUT THE TERMS AND CONDITIONS UPON WHICH OUR BANK WOULD PROVIDE BANKING FACILITIES TO YOU. YOU ARE ADVISED TO READ AND UNDERSTAND SUCH TERMS AND CONDITIONS BEFORE ACCEPTING THIS LETTER, OR IF IT DEEMS NECESSARY, SEEK FOR INDEPENDENT LEGAL ADVICE.

Our Ref: 100110U00163701-HS                                                                                                     Date:  21 December 2010

To: Hong Kong Highpower Technology Company Limited

We are pleased to offer to you the following facilities:

Facility Type	:	USD Term Loan

Facility Amount	:	To the extent of USD11,500,000.00

Lender	:	Wing Lung Bank Limited

Final Maturity	:	1 year from the First Drawdown Date

Purpose	:	(1) To facilitate general working capital (2) To facilitate the procurement of raw materials

Interest Rate	:
1.1% per annum above LIBOR
“LIBOR” means, in relation to any relevant sum and any relevany period:
The rate shown on the Thomas Reuters Monitor Screen as being the rate per annum at which Dollar deposits are offered for a period equal or comparable to such period at or about 11:00 a.m. (London time) on the second London Business Day before the first day of such period; for this purpose “Thomson Reuters Monitor Screen” means the display designated as page “LIBOR-01” on the Thomson Reuters Monitor Money Rates Services system or such other page as may replace page “LIBOR-01” on that system for the purpose of displaying the appropriate rates for Dollar deposits as the Agent may specify after consultation with the Borrower.

Handling fee	:	Non-refundable handling charge of 0.15% flat on the total Facility amount payable to the Lender within 7 working days after the signing of the facility letter.

Business Day	:	A day (excluding Saturday and Sunday) on which banks are open for business in Hong Kong, the PRC and, if on that day a payment is to be made under this Facility Letter, in New York City.

Security	:	Security Deed over deposit in RMB (or equivalent amount in USD or HKD) with an amount no less than 105% of drawdown amount pledged by Hong Kong Highpower Technology Company Limited.

Availability Period	:	Subject to fulfillment of Conditions Precedent and 3 business days’ prior written notice, the Term Loan Facility shall be available for drawdown 3 months from the date of the facility letter.

Drawdown	:
Multiple drawings during the Availability Period are allowed. Each drawing shall be in a minimum amount of USD2,000,000.00 and integral multiple of USD50,000.00 and may be made subject to not less that 3 business day’s prior written notice to the Lender during the Availability Period.

Default Interest:	:
The Lender reserves the right to charge default interest (as well as after judgment) 7% above contract rate, subject to fluctuations. Apart from the default interest, the Bank reserves the right to levy administration fees as determined by the Bank from time to time for any late payment.

Top up	:
If the Loan to Value (“LTV”) is higher than 98%, the Applicant shall promptly and in any case by not later than 3 business days after the date of notification from the Bank, restore the value of the fixed deposit or repay the facility and maintain LTV back to 95%

Repayment:	::	Any principal amount outstanding under the Term Loan Facility shall be repaid in one lump sum on Final Maturity.
Cancellation:	:
Subject to 7 business days’ prior notice in writing, cancellation is allowed without fee if the amount cancelled is not replaced by financing from external sources. Otherwise a fee of 0.25% flat on the cancelled amount will be levied. Amount cancelled cannot be reinstated.

Overriding Right	:
The Facilities are repayable on demand by the Lender. The Lender has the overriding right at any time to require immediate payment and/or cash collateralization of all or any sums actually or contingently owing to it under the Facilities.

Conditions Precedent:	:
The Facilities will be available for usage upon and subject to the followings:
(1) All legal documentation in relation to the Facilities executed in a form satisfactory to the Lender;
(2) Copies, certified as true and complete copies of the Borrowers’ respective business registration certificate and certificate of incorporation, memorandum and articles, identification documents of authorized persons and other relevant documents in identifying the ultimate beneficiary;
(3) Such other documents relating to any of the matters contemplated herein as may be deemed usual and necessary by the Lender

Event of Default	:
Any failure by the Borrower to payor repay within 2 banking days when due or demand any sum payable under this Facility.
(1) non-payment
(2) failure to comply with any other obligations subject to agreed remedy periods if capable of remedy
(3) misrepresentation
(4) cross default
(5) insolvency and analogous events
(6) failure to maintain ownership of the Borrower
(7) unlawfulness
(8) repudiation
(9) material adverse change

Cost and Expenses:	:
All out-of-pocket expenses incurred in connection with the Facilities, including but not limited to, legal, printing, publicity, communication and signing expenses incurred by the Lender in the negotiation and execution of the Facilities will be borne by the Borrowers. The Borrowers shall pay such expenses within 5 business days of demand by the Lender.

Taxes:	:
All payments have to be made free and clear of any present and future taxes, levies or withholdings of whatsoever nature. In the event that taxes, levies or deductions are withheld, the Borrowers will be required to gross up payments such that the Lender will receive the same amount as if no such tax, levy or deduction were levied.

.

Governing Law:	:	The Facilities shall be governed by the Laws of Hong Kong SAR.

Please confirm your acceptance of the terms and conditions by signing and returning to us the attached copy of this Letter within 60 days from the date of this letter. Otherwise, this offer will automatically lapse.

Yours faithfully
For Wing Lung Bank Limited

/s/ [illegible signature]
Authorised Signatures

Confirmed by:

For and on behalf of

HONG KONG HIGHPOWER TECHNOLOGY COMPANY LIMITED

/s/ Pan Dangyu
Borrower & Surety:  Hong Kong Highpower Technology Company Limited
Date:

CERTIFIED EXTRACT OF BOARD RESOLUTIONS

Hong Kong Highpower Technology Company Limited (“Company”)

We certify that the following is a true extract of the resolutions of the Directors of the Company duly passed in accordance with the Company’s Articles of Association on _________________, which resolutions have not been amended, varied, rescinded or revoked and are in full force and effect:

IT WAS RESOLVED that:

1.
It is in the commercial interest and corporate benefit of the Company to enter into and accept the provisions of the facility letter (“Facility Letter”) of Wing lung Bank Limited (“Bank”) dated 21 December 2010, together with the Bank’s Terms and Conditions for Facilities (as amended by the Bank from time to time) (collectively the “Documents”).

2.	The entry into, borrowing under, incurring and performance by the Company of its obligations under, and the transactions contemplated by, the Documents are authorised.

3.
Any     One     of the authorized representatives (“Authorized Representatives”) whose specimen signatures appear below are authorised for and on behalf of and so as to bind the Company to sign the Facility letter, to deliver the signed Facility letter to the Bank, to make any request to utilise any of the facilities under the Facility Letter, and to sign and deliver all other documents, notices and communications required or permitted to be given by or on behalf of the Company under or for the purposes of the Documents or the transactions contemplated thereby.

Authorized Representatives:

Name (in block letters) / Title	Specimen Signature

Pan Dangyu	/s/ Pan Dangyu

4.
Any     One     of the Authorized Representatives is/are authorised, in the name and on behalf of the Company and from time to time, to do any and all other things and to sign and deliver any and all documents which such Authorized Representative(s) consider(s) necessary or desirable in connection with finalizing, giving effect to and completing the Documents or the transactions contemplated thereby. If required, the Common Seal of the Company may be affixed onto any documents and any such Authorized Representative(s) may sign such documents.

5.
These resolutions be communicated to the Bank and will remain in effect until an amending resolution has been sent to and acted on by the Bank. These resolutions will be binding notwithstanding any change in the Company’s constitution. A copy of any resolution of the Directors of the Company, if certified by a Director of the Company, may be accepted and acted on by the Bank without any enquiry.

Certified by:

/s/ Pan Dangyu

Name in block letters:

Director

Date: